Exhibit 99.2

LA-Z-BOY INCORPORATED
 CONSOLIDATED STATEMENT OF INCOME

	Unaudited For the Fiscal Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/25/15	7/26/14
Sales	$341,423	$326,980
Cost of sales	217,191	215,474
Gross profit	124,232	111,506
Selling, general and administrative expense	104,266	95,015
Operating income	19,966	16,491
Interest expense	112	132
Interest income	205	202
Other income (expense), net	1,968	(258)
Income from continuing operations before income taxes	22,027	16,303
Income tax expense	7,904	5,755
Income from continuing operations	14,123	10,548
Income from discontinued operations, net of tax	—	2,497
Net income	14,123	13,045
Net (income) loss attributable to noncontrolling interests	(447)	36
Net income attributable to La-Z-Boy Incorporated	$13,676	$13,081

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$13,676	$10,584
Income from discontinued operations	—	2,497
Net income attributable to La-Z-Boy Incorporated	$13,676	$13,081

Basic weighted average common shares	50,583	52,191
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.27	$0.20
Income from discontinued operations	—	0.05
Basic net income attributable to La-Z-Boy Incorporated per share	$0.27	$0.25

Diluted weighted average common shares	51,043	52,627
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.27	$0.20
Income from discontinued operations	—	0.05
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.27	$0.25

Dividends declared per share	$0.08	$0.06

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

	Unaudited As of
(Unaudited, amounts in thousands)	7/25/15	4/25/15
Current assets
Cash and equivalents	$87,519	$98,302
Restricted cash	9,636	9,636
Receivables, net of allowance of $4,251 at 7/25/15 and $4,622 at 4/25/15	135,700	158,548
Inventories, net	178,948	156,789
Deferred income taxes — current	11,229	11,255
Other current assets	43,307	41,921
Total current assets	466,339	476,451
Property, plant and equipment, net	173,700	174,036
Goodwill	15,164	15,164
Other intangible assets	5,458	5,458
Deferred income taxes — long-term	34,942	35,072
Other long-term assets, net	65,994	68,423
Total assets	$761,597	$774,604

Current liabilities
Current portion of long-term debt	$432	$397
Accounts payable	48,189	46,168
Accrued expenses and other current liabilities	96,563	108,326
Total current liabilities	145,184	154,891
Long-term debt	662	433
Other long-term liabilities	83,167	86,180
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 50,562 outstanding at 7/25/15 and 50,747 outstanding at 4/25/15	50,562	50,747
Capital in excess of par value	273,185	270,032
Retained earnings	234,406	235,506
Accumulated other comprehensive loss	(34,339)	(32,139)
Total La-Z-Boy Incorporated shareholders’ equity	523,814	524,146
Noncontrolling interests	8,770	8,954
Total equity	532,584	533,100
Total liabilities and equity	$761,597	$774,604

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Unaudited For the Fiscal Quarter Ended
(Unaudited, amounts in thousands)	7/25/15	7/26/14
Cash flows from operating activities
Net income	$14,123	$13,045
Adjustments to reconcile net income to cash provided by (used for) operating activities
Deferred income tax expense (benefit)	148	(1,342)
Provision for doubtful accounts	(340)	(618)
Depreciation and amortization	6,271	5,379
Equity-based compensation expense	3,012	3,010
Change in receivables	24,610	12,441
Change in inventories	(22,159)	(15,874)
Change in other assets	(6,933)	2,985
Change in payables	2,021	(255)
Change in other liabilities	(19,223)	(19,993)
Net cash provided by (used for) operating activities	1,530	(1,222)

Cash flows from investing activities
Proceeds from disposal of assets	279	1,348
Capital expenditures	(6,506)	(19,406)
Purchases of investments	(5,422)	(15,941)
Proceeds from sales of investments	12,983	10,422
Change in restricted cash	—	7,289
Net cash provided by (used for) investing activities	1,334	(16,288)

Cash flows from financing activities
Payments on debt	(122)	(7,212)
Stock issued for stock and employee benefit plans	145	131
Excess tax benefit on stock option exercises	363	249
Purchases of common stock	(9,171)	(6,062)
Dividends paid	(4,055)	(3,119)
Net cash used for financing activities	(12,840)	(16,013)

Effect of exchange rate changes on cash and equivalents	(807)	171
Change in cash and equivalents	(10,783)	(33,352)
Cash and equivalents at beginning of period	98,302	149,661
Cash and equivalents at end of period	$87,519	$116,309

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$500	$8,024

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Unaudited For the Fiscal Quarter Ended
(Unaudited, amounts in thousands)	7/25/15	7/26/14
Sales
Upholstery segment:
Sales to external customers	$232,484	$227,156
Intersegment sales	40,192	35,703
Upholstery segment sales	272,676	262,859

Casegoods segment:
Sales to external customers	21,202	25,953
Intersegment sales	2,191	2,970
Casegoods segment sales	23,393	28,923

Retail segment sales	86,651	72,905

Corporate and Other:
Sales to external customers	1,086	966
Intersegment sales	516	—
Corporate and Other sales	1,602	966

Eliminations	(42,899)	(38,673)
Consolidated sales	$341,423	$326,980

Operating Income (Loss)
Upholstery segment	$24,594	$22,017
Casegoods segment	1,690	1,525
Retail segment	4,729	315
Restructuring	(165)	357
Corporate and Other	(10,882)	(7,723)
Consolidated operating income	$19,966	$16,491